SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

   Date of report (Date of earliest reported): March 28, 2007 (March 24, 2007)

                          Australian Forest Industries
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

            0-25909                                      86-0931332
     (Commission File Number)               (IRS Employer Identification No.)

                          Australian Forest Industries
                       4/95 Salmon Street, Port Melbourne,
                            Victoria, Australia 3207
               (Address of Principal Executive Offices)(Zip Code)


                             011 61 3 8645 4340 1130
              (Registrant's Telephone Number, Including Area Code)

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Item 1.02 Termination of a Material Definitive Agreement

On March 24, 2007, Australian Forest Industries (the "Company") terminated agreements with each of Simba Mines, Inc., and Bongani International Group Limited due to the parties' failure to reach agreement on key terms. As a result of the termination, both the Stock Purchase Agreement and the Share Sale Agreement (as those terms are defined below) were mutually terminated by the parties thereto on March 24, 2007.

On September 18, 2006, the Company entered into a stock purchase and recapitalization agreement (the "Stock Purchase Agreement") with SIMBA Mines, Inc., a Nevada corporation ("SIMBA") pursuant to which the Company was to purchase from SIMBA all of the issued and outstanding shares of its wholly-owned subsidiary Simbajamba Mines Limited, a company incorporated pursuant to the laws of Samoa ("Simbajamba"), for certain consideration.

Also on September 18, 2006, the Company entered into a share sale agreement (the "Share Sale Agreement") with Bongani International Group Limited ("BIG"), a company incorporated pursuant to the laws of the British Virgin Islands, pursuant to which the Company was to purchase from BIG all of the issued and outstanding shares of its wholly-owned subsidiary, Rockbury, for additional consideration.


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

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Australian Forest Industries
                                             (Registrant)


Date:  March 27, 2007                        By: /s/ Michael Timms
                                                 ----------------------------
                                                 Mr. Michael Timms, President

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